   As filed with the Securities and Exchange Commission on December 12, 1997
                                              Registration No. 333-_____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                              CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           CALIFORNIA                                         77-0059951
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
             (Address of principal executive offices)    (Zip Code)
                            ________________________

                              CISCO SYSTEMS, INC.
                           1996 STOCK INCENTIVE PLAN
                     1997 SUPPLEMENTAL STOCK INCENTIVE PLAN
                       1989 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                            _______________________

                                JOHN T. CHAMBERS
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                              CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                    (Name and address of agent for service)
                                 (408) 526-4000
         (Telephone number, including area code, of agent for service)
                            ________________________


                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                                       Proposed           Proposed
  Title of                                                                             Maximum            Maximum
 Securities                                      Amount           Offering             Aggregate         Amount of
    to be                                         to be             Price              Offering         Registration
 Registered                                   Registered(1)     per Share(2)           Price(2)            Fee(3)
 ----------                                   -------------     ------------           --------            ------
1996 Stock Incentive Plan
-------------------------
Common Stock                                132,179,666 shares    $79.5625           $5,039,772,469       $1,486,733

1997 Supplemental Stock Incentive Plan
--------------------------------------
Common Stock                                 5,000,000 shares     $79.5625           $  397,812,500       $  117,355

1989 Employee Stock Purchase Plan
---------------------------------
Common Stock                                 15,000,000 shares    $79.5625           $1,193,437,500       $  352,065

                                                                                   Aggregate Filing Fee:  $1,956,153
=====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Cisco Systems, Inc. 1996 Stock Incentive Plan, the 1997 Supplemental Stock Incentive Plan or the 1989 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. On December 16, 1997, a 3-for-2 split of the Common Stock shall become effective, thereby increasing the number of shares registered hereunder by an additional 67,089,833 shares under the 1996 Plan, an additional 2,500,000 shares under the 1997 Plan and an additional 7,500,000 shares under the 1989 Plan.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Cisco Systems, Inc. on December 12, 1997, as reported by the Nasdaq National Market.

(3) Under General Instruction E, the Registration Fee is calculated solely on the basis of the additional 63,343,566 shares of Common Stock authorized for issuance under the 1996 Stock Incentive Plan. The applicable filing fees have been paid for the remaining 68,836,100 shares in connection with their registration on the following Form S-8 Registration Statements: Registration No. 33-34849; 33-40509; 33-44221; 33-71860; 33-87096; 333-01069.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Cisco Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 26, 1997 filed with the Commission on October 22, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         (b) The Registrant's Registration Statement No. 0-18225 on Form 8-A filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8-A filed with the Commission on February 15, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.


         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


















                                     II-1.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits


 Exhibit Number      Exhibit
 --------------      -------
     4.0             Instruments Defining Rights of Shareholders.  Reference is made to Registrant's Registration Statement
                     No. 0-18225 on Form 8-A, together with Amendment No. 1 thereto, which is incorporated herein by reference pursuant to Item 3(d).
     5.0             Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Independent Accountants - Coopers & Lybrand L.L.P.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1             Cisco Systems, Inc. 1996 Stock Incentive Plan.
    99.2             Form of Notice of Grant.
    99.3             Form of Stock Option Agreement.
    99.4             Form of Notice of Grant of Automatic Stock Option -- Initial
    99.5             Form of Notice of Grant of Automatic Stock Option -- Annual
    99.6             Form of Automatic Stock Option Agreement.
    99.7             1997 Supplemental Stock Incentive Plan.
    99.8             Stock Option Agreement in connection with the 1997 Supplemental Stock Incentive Plan.
    99.9             Cisco Systems, Inc. 1989 Employee Stock Purchase Plan


Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall





                                     II-2.

be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Cisco Systems, Inc. 1996 Stock Incentive Plan and/or the 1997 Supplemental Stock Incentive Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



















                                     II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of December, 1997.


                                     CISCO SYSTEMS, INC.

                                     By  /s/ John T. Chambers
                                       ---------------------------------------
                                         John T. Chambers
                                         President and Chief Executive Officer



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



Signatures                             Title                                                    Date
----------                             -----                                                    ----
/s/ John T. Chambers                   President, Chief Executive                         December 12, 1997
---------------------------------      Officer and Director (Principal
John T. Chambers                       Executive Officer)



/s/ Larry R. Carter                    Vice President, Finance and                        December 12, 1997
---------------------------------      Administration, Chief Financial
Larry R. Carter                        Officer and Secretary
                                       (Principal Financial and Accounting Officer)



/s/ John P. Morgridge                  Chairman of the Board                              December 12, 1997
---------------------------------      and Director
John P. Morgridge





                                     II-4.

Signatures                             Title                                                    Date
----------                             -----                                                    ----
/s/ Donald T. Valentine                Director                                           December 12, 1997
---------------------------------
Donald T. Valentine



/s/ James F. Gibbons                   Director                                           December 12, 1997
---------------------------------
James F. Gibbons



/s/ Robert L. Puette                   Director                                           December 12, 1997
---------------------------------
Robert L. Puette



/s/ Masayoshi Son                      Director                                           December 12, 1997
---------------------------------
Masayoshi Son



/s/ Steven M. West                     Director                                           December 12, 1997
---------------------------------
Steven M. West



/s/ Edward Kozel                       Director                                           December 12, 1997
---------------------------------
Edward Kozel



/s/ Carol Bartz                        Director                                           December 12, 1997
---------------------------------

Carol Bartz





                                     II-5.

                                 EXHIBIT INDEX



  Exhibit Number         Exhibit
  --------------         -------
     4.0             Instruments Defining Rights of Shareholders.  Reference is made to Registrant's Registration Statement
                     No. 0-18225 on Form 8-A, together with Amendment No. 1 thereto, which is incorporated herein by reference pursuant to Item 3(d).
     5.0             Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Independent Accountants - Coopers & Lybrand L.L.P.
    23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1             Cisco Systems, Inc. 1996 Stock Incentive Plan.
    99.2             Form of Notice of Grant.
    99.3             Form of Stock Option Agreement.
    99.4             Form of Notice of Grant of Automatic Stock Option -- Initial
    99.5             Form of Notice of Grant of Automatic Stock Option -- Annual
    99.6             Form of Automatic Stock Option Agreement.
    99.7             1997 Supplemental Stock Incentive Plan.
    99.8             Stock Option Agreement in connection with the 1997 Supplemental Stock Incentive Plan.
    99.9             Cisco Systems, Inc. 1989 Employee Stock Purchase Plan